Exhibit (h)(vi)

SCHEDULE A

to the

SECOND AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Revised as of March 28, 2024

MAXIMUM OPERATING EXPENSE LIMITS

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
JOHCM Emerging Markets Opportunities Fund	Institutional Shares	104bps	February 1, 2025
	Advisor Shares	114bps	February 1, 2025
	Investor Shares	129bps	February 1, 2025
	Class Z Shares	104bps	February 1, 2025

JOHCM Emerging Markets Discovery Fund	Institutional Shares	149bps	February 1, 2025
	Advisor Shares	159bps	February 1, 2025
	Investor Shares	174bps	February 1, 2025
	Class Z Shares	149bps	February 1, 2025

JOHCM Global Select Fund	Institutional Shares	98bps	February 1, 2025
	Advisor Shares	108bps	February 1, 2025
	Investor Shares	123bps	February 1, 2025
	Class Z Shares	98bps	February 1, 2025

JOHCM International Opportunities Fund	Institutional Shares	88bps	February 1, 2026[3]
	Advisor Shares	98bps	February 1, 2026[3]
	Investor Shares	113bps	February 1, 2026[3]
	Class Z Shares	88bps	February 1, 2026[3]

[1]	Expressed as a percentage of a Fund’s average daily net assets.
[2]

The expense cap shall continue in effect thereafter for additional one year periods so long as such continuation is approved at least annually by JOHCM (USA) Inc and the Board of Trustees of the Trust.

[3]

Recoupable Fees/Expenses and AIT Predecessor Recoupable Fees/Expenses will continue to accrue but will not be paid to the Adviser prior to the earlier of February 1, 2026 and the termination date of the Amended and Restated Supplemental Expense Limitation Agreement dated as of February 1, 2024.

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
JOHCM International Select Fund	Institutional Shares	98bps	February 1, 2025
	Investor Shares	121bps	February 1, 2025
	Class Z Shares	98bps	February 1, 2025

Regnan Global Equity Impact Solutions	Institutional Shares	89bps	February 1, 2025
	Advisor Shares	99bps	February 1, 2025
	Investor Shares	114bps	February 1, 2025
	Class Z Shares	89bps	February 1, 2025

Regnan Sustainable Water and Waste Fund	Institutional Shares	89bps	February 1, 2025
	Advisor Shares	99bps	February 1, 2025
	Investor Shares	114bps	February 1, 2025
	Class Z Shares	89bps	February 1, 2025

TSW Core Plus Bond Fund	Institutional Shares	50bps	February 1, 2026
	Advisor Shares	60bps	February 1, 2026
	Investor Shares	75bps	February 1, 2026
	Class Z Shares	50bps	February 1, 2026

TSW Emerging Markets Fund	Institutional Shares	99bps	February 1, 2025
	Advisor Shares	109bps	February 1, 2025
	Investor Shares	124bps	February 1, 2025
	Class Z Shares	99bps	February 1, 2025

TSW High Yield Bond Fund	Institutional Shares	65bps	February 1, 2025
	Advisor Shares	75bps	February 1, 2025
	Investor Shares	90bps	February 1, 2025
	Class Z Shares	65bps	February 1, 2025

Fund Name	Class of Shares	Maximum Operating Expense Limit[1]	Expiration Date of Limit[2]
TSW Large Cap Value Fund	Institutional Shares	73bps	February 1, 2025
	Advisor Shares	83bps	February 1, 2025
	Investor Shares	98bps	February 1, 2025
	Class Z Shares	73bps	February 1, 2025

Trillium ESG Global Equity Fund	Institutional Shares	99bps	February 1, 2025
	Advisor Shares	109bps	February 1, 2025
	Investor Shares	124bps	February 1, 2025
	Class Z Shares	99bps	February 1, 2025

Trillium ESG Small/Mid Cap Fund	Institutional Shares	97bps	February 1, 2025
	Advisor Shares	107bps	February 1, 2025
	Investor Shares	122bps	February 1, 2025
	Class Z Shares	97bps	February 1, 2025

Schedule A to the Expense Limitation Agreement is hereby Agreed and Acknowledged as of the date first above written:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name: David Lebisky
Title: Chief Compliance Officer

JOHCM (USA) INC

By:	/s/ Jonathan Weitz
Name: Jonathan Weitz
Title: Chief Operating Officer

[Signature Page to Schedule A of the Second Amended and Restated Expense Limitation Agreement]